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                                                                Exhibit 10.16(a)


                          GAINEY RANCH CORPORATE CENTER

                                  OFFICE LEASE
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                                      INDEX

                          GAINEY RANCH CORPORATE CENTER

                                  OFFICE LEASE

Article 1 - Summary of Selected Matters .......................      1
Article 2 - Definitions .......................................      2
Article 3 - Term and Memorandum of Commencement ...............      2
Article 4 - Rent ..............................................      3
Article 5 - Operating Costs ...................................      3
Article 6 - Security Deposit ..................................      6
Article 7 - Use of Premises ...................................      6
Article 8 - Building Services .................................      7
Article 9 - Taxes .............................................      8
Article 10 - Construction, Tenant Maintenance and Alterations..      9
Article 11 - Fire and Casualty ................................     11
Article 12 - Tenant's Insurance and Indemnity .................     12
Article 13 - Landlord's Insurance .............................     14
Article 14 - Assignment and Subletting ........................     14
Article 15 - Subordination and Attornment .....................     16
Article 16 - Estoppel Certificates ............................     16
Article 17 - Condemnation .....................................     17
Article 18 - Signs ............................................     18
Article 19 - Breach, Default, and Remedies ....................     18
Article 20 - Notices ..........................................     20
Article 21 - Surrender and Holdover ...........................     20
Article 22 - Relocation .......................................     21
Article 23 - General ..........................................     21

Exhibits:    A - Space Plan Drawing Illustrating the Premises
             B - Site Plan of the Project
             C - Definition of Building Shell
Working Drawings and Specifications (to be attached following approval)
Rules and Regulations
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                                                           Dated: April 16, 1999


                                  OFFICE LEASE

                                    ARTICLE 1

                           SUMMARY OF SELECTED MATTERS

         NATIONWIDE REALTY INVESTORS, LTD. an Ohio limited liability company which is qualified to do business in Arizona as Nationwide Realty Investors, L.L.C. ("Landlord") hereby leases the Premises described below, for the term and on the terms and conditions set forth in this Lease, to:

         IPNI Communications Corporation, a Delaware corporation ("Tenant")

         1.01 The Premises: Suite 290 on the 2nd floor of the Building consisting of approximately 5,619 rentable square feet of space as illustrated in the attached Exhibit A.

         1.02 The Term: 5 years and 0 months, beginning on the Commencement Date and ending on the Expiration Date.

         1.03 Estimated Commencement and Expiration Dates: August 1, 1999, and July 31, 2004. However, Tenant Will be allowed to enter said Premises on July 15, 1999 for phone/computer wiring and cabling purposes.

         1.04 Tenant's Proportionate Share: 5.04%.

         1.05 Base Year: Calendar Year 1999 based on actual operating expenses measured at a maximum 95% occupancy level. All expense increases other than f ox utilities, real estate taxes and insurance Will be capped at 6% per year over the prior year. All operating costs determined in accordance with general accepted accounting principals.

         1.06 Base Rent: $10,697.61 per month beginning on the Commencement Date, through the twenty second month of the Term, and $11,470.08 per month beginning on the twenty-third month of the Term through the Lease Expiration month.

         1.07 Tenant's Address for Pre-occupancy Notices:
                    8777 N. Gainey Center Drive, Suite 285
                    Scottsdale, Az 85258

         1.08 Tenant Improvement Allowance: $15,000.00 to be used at Tenant's discretion during the first twelve months of the Term providing Tenant receives Landlord's written approval for all construction specifications and providing Tenant uses the Landlord's specified contractor. In addition, Landlord will provide labor and material to paint and shampoo carpet in the original suite 290 consisting of 3,306 rentable square feet.
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         1.09 Date for Tenant's Submission of Space Plan: N/A

         1.10 Security Deposit: $6,061.00.

         1.11 Description of Tenant's Business: Administrative Offices

         1.12 Name of Guarantors: None

                                    ARTICLE 2

                                   DEFINITIONS

         2.01 "Building" means Phase I of the Gainey Ranch Corporate Center, consisting of the building located at 8777 North Gainey Center Drive, Scottsdale, Arizona 85258.

         2.02 "Common Areas" means all portions of the Project made available by Landlord for use in common by all tenants and their employees and invitees; provided, however, that use of the parking facilities shall be subject to payment of fees or charges as established by Landlord; and provided further that all of the Common Areas at all times remain subject to Landlord's exclusive control and to Landlord's rules and regulations.

         2.03 "Lease years" means successive twelve month periods beginning on the first day of the first full calendar month coinciding with or following the commencement of the lease term.

         2.04 "Project" means the Building, and all lands and facilities used in connection with the Building as reasonably determined from time to time by Landlord. A site plan for the Project in its initial configuration is attached as Exhibit B.

         2.05 "Rentable area" means area measured according to BOMA standards as approved July 31, 1980.

                                    ARTICLE 3

                               TERM AND MEMORANDUM
                                 OF COMMENCEMENT

         3.01 The Term of this Lease, and the date of commencement of the Term, are set forth in Sections 1.02 and 1.03. Landlord shall not be liable for any direct or consequential damages resulting from delayed delivery of the Premises, but the Commencement Date and the Expiration Date shall be postponed by an amount equal to the period of delay. At the request of either party at any time following initial occupancy of the Premises by Tenant, Landlord and Tenant shall execute



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a written memorandum reflecting the date of initial occupancy and confirming the dates of commencement and expiration of the Lease Term.

                                    ARTICLE 4

                                      RENT

         4.01 Tenant shall pay to Landlord, in advance, on the first day of each calendar month, without notice, demand, deduction or offset, beginning on the Commencement Date, Base Rent in the amount set forth in Section 1.06.

         4.02 Tenant shall pay to Landlord a late charge equal to 5% of any amount not paid within five days after it falls due to compensate Landlord for costs and inconveniences of special handling and disruption of cash flow. The assessment or collection of a late charge shall not constitute the waiver of a default and shall not bar the exercise of other remedies for nonpayment.

         4.03 Tenant shall pay to Landlord, all sales, use, transaction privilege or other excise tax levied or imposed upon, or measured by, any amount payable by Tenant under this Lease.

         4.04 All amounts payable to Landlord under this Lease, except the Security Deposit and except for any amounts payable by Tenant with respect to construction of tenant improvements in the Premises, constitute rent and shall be payable to such person and at such place as Landlord may from time to time designate by written notice to Tenant.

         4.05 Base Rent payable with respect to a period consisting of less than a full calendar month shall be prorated.

                                    ARTICLE 5

                                 OPERATING COSTS

         5.01 Tenant shall pay to Landlord Tenant's Proportionate Share of the amount, if any, by which Operating Costs for each subsequent calendar year exceed the Operating Costs for the Base Year as identified in Section 1.05 (the "Base Year Amount").

         5.02 From time to time Landlord shall by written notice specify Landlord's estimate of Tenant's obligation under Section 5.01. Tenant shall pay one-twelfth of the estimated annual obligation on the first day of each calendar month. Within ninety days after the end of each calendar year, Landlord shall provide to Tenant a written summary of the Operating Costs for the calendar year, determined on an accrual basis by a Certified Public Accountant and broken down by principal categories of expense. The statement also shall set forth Tenant's Proportionate Share of the amount



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by which the Operating Costs exceed the Base Year Amount and shall show the amounts paid by Tenant on account. Any difference between Tenant's obligation and the amounts paid by Tenant on account shall be paid or refunded, as the case may be, within fifteen days after the statement is provided. The determination of the accountant shall be conclusively binding on both Landlord and Tenant. Late delivery of the annual summary of Operating Costs shall not relieve Tenant of any obligation with respect to payment of Tenants Proportionate Share of the Operating Costs.

         5.03 If the mean level of occupancy of the Building during a calendar year is less than 95% of the rentable area, the Operating Costs shall be adjusted to reflect the fact that some costs, such as HVAC and janitorial services, vary with level of occupancy while other costs, such as real estate taxes, do not. In order to allocate those variable costs to occupied space while allocating nonvariable costs to occupied and unoccupied space alike, the accountant shall determine what the total Operating Costs would have been had the Building been at least 95% occupied during the entire calendar year on the average, and that adjusted total shall be the figure employed in the statement and calculations described in Section 5.02. If the mean level of occupancy exceeds 95%, no adjustments shall be made.

         5.04 During the first and last years of the Term, Tenant's responsibility for the amount by which Operating Costs exceed the Base Year Amount shall be adjusted in the proportion that the number of days of that calendar year during which the Lease is in effect bears to 365. Tenant's obligations under this Article 5 for the payment of Operating Costs during the Lease Term, including the payment of any deficiency following receipt of the annual statement under Section 5.02, shall survive the expiration or termination of this Lease.

         5.05 "Operating Costs" consist of all costs of operating, maintaining and repairing the Project, including, without limitation, the following:

              (a) Premiums for property, casualty, liability, rent interruption or other insurance.

              (b) Salaries, wages and other amounts paid or payable for personnel including the Project manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Project, including contributions and premiums towards fringe benefits, unemployment and worker's compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or managers engaged in the repair, care, maintenance and cleaning of any portion of the Project.

              (c) Cleaning, including janitorial services, window cleaning, and garbage and refuse removal.

              (d) Landscaping, including irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.

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              (e) Utilities, including fuel, gas, electricity, water, sewer, telephone, and other services.

              (f) Subject to the provisions of Section 5.05(k) below, maintaining, operating, repairing and replacing components of equipment, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, security and energy management systems.

              (g) Other items of repair or maintenance of the Project.

              (h) Policing, security and supervision, including rental and other costs incurred in respect of the management office for the Project.

              (i) The cost of the rental of any equipment and the cost of supplies used in the maintenance and operation of the Project.

              (j) Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Project.

              (k) Depreciation or amortization of (1) all maintenance and cleaning equipment and master utility meters and all other fixtures, equipment and facilities serving the Project which by their nature require periodic or substantial repair or replacement, in accordance with sound accounting principles, and (2) the costs of improvements, repairs, or replacements properly charged to capital account amortized over their useful lives, as determined by the Landlord in accordance with sound accounting principles.

              (l) A fee for the administration and management of the Project appropriate to the first class nature of the Project as reasonably determined by the Landlord from time to time.

              (m) General and special real and personal property taxes and assessments for the Project.

          5.06 Notwithstanding anything to the contrary in Section 5.05, "Operating Costs" shall not include:

              (a) Amounts reimbursed by other sources, such as insurance proceeds, equipment warranties, judgments or settlements.

              (b) Utilities or other expenses paid directly by tenants to suppliers or paid by tenants to Landlord for separately metered or special services.

              (c) Ground rents.



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              (d) Initial construction of the Project, including payments on any mortgage or other encumbrance for the purpose of financing or refinancing the initial construction or subsequent purchase of the Project.

              (e) Construction of tenant improvements.

              (f) Replacements (but not repairs) of structural elements.

              (g) Replacements of all or a substantial portion of the Building electrical, plumbing or HVAC systems.

              (h) Leasing commissions.

              (i) Correction of defects in material or workmanship in the initial construction of the Project.

              (j) General overhead and administrative expenses of Landlord not directly related to the operation of the Project.

              (k) Costs of negotiating or enforcing leases of other tenants.

                                    ARTICLE 6

                                SECURITY DEPOSIT

         6.01 Upon execution of this Lease Tenant shall deposit with Landlord a security deposit in the amount set forth in Section 1.10 to secure Tenant's performance of this Lease. The deposit shall not bear interest, shall be commingled with Landlord's other funds, and shall be returned, less any unpaid claims against Tenant, upon the expiration of this Lease and the surrender of possession of the Premises, to Tenant or the last assignee of Tenant's interest.

                                    ARTICLE 7

                                 USE OF PREMISES

         7.01 Tenant shall use the Premises for the purposes set forth in
Section 1.11 and for no other purpose. Tenant shall not use the Premises for any purpose in violation of exclusive rights granted by Landlord from time to time to any other Tenant; provided, however, that Landlord shall not grant any exclusive right that would prevent Tenant from conducting its business as described in Section 1.11.



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         7.02 Tenant shall comply and shall cause its employees to comply with all laws, ordinances, orders, and restrictions imposed by any federal, state or local government or governmental body having jurisdiction, with the Rules and Regulations attached to this Lease, and with such other or amended rules and regulations as Landlord may from time to time reasonably establish by notice to Tenant.

         7.03 Tenant shall not perform any act in the Building which would increase any insurance premiums related to the Building or would cause the cancellation of any insurance policies related to the Building.

         7.04 If solely due to Tenant's use of the Premises, improvements are necessary to comply with any requirements imposed by law or with the requirements of insurance carriers, Tenant shall pay the entire cost of the improvements.

         7.05 Tenant shall not abandon or vacate the Premises at any time during the Term.

         7.06 Tenant shall not cause or maintain any nuisance in or about the Premises and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which would create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, noise or heat. Tenant shall not cause the safe floor loading capacity to be exceeded.

         7.07 Tenant shall not disturb or interfere with the quiet enjoyment of the premises of any other tenant.

                                    ARTICLE 8

                                BUILDING SERVICES

         8.01 Landlord shall supply to the Premises:

              (a) Janitorial service five nights a week consisting of vacuuming carpets as necessary, emptying wastepaper baskets, dusting and cleaning of restrooms.

              (b) Heating, ventilation and air conditioning, between 7:00 a.m. and 6:00 p.m. Monday through Friday, and between 8:00 a.m. to noon on Saturday, sufficient for the comfortable use and enjoyment of the Premises.

              (c) Periodic window washing.

              (d) Electrical power for normal lighting and the operation of small business office equipment.



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         8.02 Landlord shall maintain the Building and all Common Areas in good condition and repair in accordance with standards then prevailing for first class office buildings of like age and character. Landlord shall keep all building equipment such as elevators, plumbing, heating, air conditioning and similar equipment in good repair, but Landlord shall not be liable or responsible for breakdowns or temporary interruptions in service where reasonable efforts are used to restore service, nor for interference with Tenant's business or Tenant's access to the Premises during the course of repairs or remedial work.

         8.03 By activation of the demand switch provided for that purpose, Tenant may cause heating, air conditioning and ventilation to be provided to the Premises outside of the business hours set forth in Section 8.01(c). Tenant shall pay for the additional services at such hourly rates as Landlord may establish from time to time. Landlord shall establish the rate to reflect Landlord's good faith estimate of the cost of providing the additional services, excluding profit but including costs of electrical power and wear and tear on equipment. Charges for additional services shall be paid upon receipt of an invoice, which normally will be sent on a monthly basis.

         8.04 Tenant shall not employ equipment which consumes more electrical power than does normal small business office equipment or which generates heat in a quantity sufficient to materially affect the demand on air conditioning. Consent for any such equipment may be requested in connection with the approval of the plans and specifications for the initial tenant improvements. Landlord shall be entitled to require, as a condition to its consent, that: (i) electrical power supplied to the Premises or to the items of equipment involved be separately metered, in which case Tenant shall upon receipt of monthly invoices reimburse Landlord for the cost of the electrical power as measured by the meter, or (ii) supplemental cooling equipment be purchased, installed and operated at Tenant's expense, or (iii) both of the foregoing.

         8.05 Landlord shall at all times have access to the Premises for purposes of inspection and performing Landlord's obligations and exercising its rights under this Lease.

                                    ARTICLE 9

                                      TAXES

         9.01 Landlord shall pay before delinquent all general and special real property taxes assessed or levied on the Project, subject to reimbursement under
Article 5.

         9.02 Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant's business; (b) Tenant's leasehold estate; or (c) Tenant's property.




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                                   ARTICLE 10

                        CONSTRUCTION, TENANT MAINTENANCE
                                 AND ALTERATIONS

         10.01 On or before the date set forth in Section 1.09, Tenant shall cause to be delivered to Landlord reasonably detailed space plans, prepared by an architect, showing the nature and location of the improvements to be constructed in the Premises. Tenant also shall deliver with the space plan any specifications or other information relating to special requirements. Tenant's space plan shall take into account the loading capacity of the Building. Tenant shall cause its architect, if any, to meet with Landlord's architect to develop any information needed for space planning purposes.

         10.02 The space plan, specifications and special requirements shall be subject to Landlord's approval and shall be modified to satisfy any reasonable objections raised by Landlord.

         10.03 Based upon the final space plan, specifications and special requirements, Landlord shall cause working drawings to be prepared for all improvements to be constructed in the Premises. The working drawings shall be subject to Tenant's reasonable approval and shall be modified to satisfy any reasonable objection of Tenant.

         10.04 During the entire course of the process described above, both Landlord and Tenant shall review and respond to submissions by the other party with reasonable dispatch. From time to time at the request of either party Landlord and Tenant shall devise, and revise as necessary working schedules for the preparation of the plans and the construction of the improvements.

         10.05 Landlord shall cause the improvements as set forth in the final working drawings to be constructed.

         10.06 All costs of construction of the tenant improvements in excess of the Tenant Improvement Allowance as set forth in Section 1.08, as estimated by Landlord, shall be paid by Tenant to Landlord upon commencement of construction. Any difference between actual and estimated costs shall be paid or refunded, as the case may be, upon completion of construction and punchlist items. Costs of construction of the tenant improvements shall not include costs of constructing the Building Shell as defined in Exhibit C, but shall include architects' fees incurred by Landlord for preparation of drawings except that Tenant shall bear the cost of changes requested by Tenant after final working drawings were completed and approved.

         10.07 Within ten days after taking possession of the premises, Tenant shall deliver to Landlord a written punchlist specifying all defects in materials or workmanship in the tenant improvements. Any defects not specified in the punchlist, except latent defects not readily discoverable by inspection, are waived. Landlord shall promptly cause all matters appearing on the punchlist to be corrected.



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         10.08 Except to the extent that Landlord is specifically responsible therefor under this Lease, Tenant shall maintain the Premises and all improvements therein in good order and condition, including:

              (a) repainting and redecorating the Premises and cleaning drapes or other exterior window coverings and carpets at reasonable intervals as needed but not less frequently than every five years;

              (b) making repairs, replacements and alterations as needed, including those necessary to comply with the requirements of any governmental or quasi-governmental authority having jurisdiction, in accordance with Section 10.09;

         10.09 Tenant may from time to time at its own expense make changes, additions and improvements in the Premises, provided that any such change, addition or improvement shall:

              (a) comply with the requirements of any government or quasi -governmental authority having jurisdiction and with the requirements of Landlord's insurance carriers;

              (b) be made only with the prior written consent of Landlord (which may be withheld in Landlord's sole discretion, to the extent it relates in Landlord's opinion to the structure or electrical, HVAC, plumbing and sprinkler systems of the Building, but which otherwise shall not be unreasonably withheld);

              (c) conform to complete working drawings submitted to and approved by Landlord in conjunction with Landlord's consent;

              (d) equal or exceed the then current standard for the Building;
and

              (e) be carried out only by persons selected by Tenant and approved in writing by Landlord, who shall deliver to Landlord before commencement of the work performance and payment bonds as well as proof of worker's compensation and public liability and property damage insurance coverage, with Landlord named as an additional insured, in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work will be carried out.

         10.10 Tenant may install in the Premises its usual trade fixtures and personal property in a proper manner, provided that no installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. Landlord may require that any work that may affect structural elements or mechanical, electrical, heating, air conditioning, plumbing or other systems be performed by Landlord at Tenant's cost or by a contractor designated by Landlord.

         10.11 Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in



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the Project or any part thereof, shall keep the title to the Project and every part thereof free and clear of any lien or encumbrance in respect of Such work, and shall indemnify and hold harmless Landlord against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and which affects the title to the Project or any part thereof, and shall cause the same to be removed by bonding or otherwise within five days, failing which Landlord may take such action as Landlord deems necessary to remove same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord.

                                   ARTICLE 11

                                FIRE AND CASUALTY

         11.01 If all or part of the Premises is rendered untenantable by damage from fire or other casualty which in Landlord's opinion can be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within 180 days from the date on which Landlord receives the insurance proceeds relating to such casualty, Landlord shall, but only to the extent that insurance proceeds are available therefor, repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord, which shall be repaired forthwith by Tenant at its own expense.

         11.02 If all or part of the Premises is rendered untenantable by damage from fire or other casualty which in Landlord's opinion cannot be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within 180 days from the date on which Landlord receives the insurance proceeds relating to such casualty, then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not more than ten days after such determination by Landlord. If neither party exercises its right to terminate, Landlord shall, but only to the extent that insurance proceeds are available therefor, repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to the Landlord, which shall be repaired forthwith by Tenant at its own expense.

         11.03 If Landlord is required to repair damage to all or part of the Premises under Section 11.01 or 11.02, the Base Rent payable by Tenant shall be proportionately reduced to the extent that the Premises are thereby rendered untenantable from the date of such casualty until five days after completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable in its business, whichever first occurs.

         11.04 Notwithstanding anything to the contrary in Section 11.01, if all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from



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fire or other casualty to such a material extent that in the reasonable opinion of Landlord the Building must be totally or partially demolished, whether or not to be reconstructed in whole or in part, Landlord may elect to terminate this Lease as of the date of such casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than sixty days after the date of such casualty.

         11.05 Except as specifically provided in this Article 11, there shall be no reduction of rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises. Tenant waives any statutory or other rights of termination by reason of fire or other casualty, it being the intention of the parties to provide specifically in this
Article 11 for all circumstances under which rights of termination shall exist.

                                   ARTICLE 12

                        TENANT'S INSURANCE AND INDEMNITY

         12.01 Tenant shall, at its expense, take out and keep in full force and effect and in the names of Tenant, Landlord and any holders of encumbrances on the Project designated by Landlord, as their respective interests may appear, the following insurance:

              (a) Fire and standard extended coverage insurance including sprinkler leakage in an amount equal to the full replacement cost of all property owned by Tenant, or for which the Tenant is responsible, including, without limitation, all of the tenant improvements constructed by Landlord under
Article 10 or otherwise constructed by or on behalf of Tenant.

              (b) Business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 12.01 (a) and other perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils.

              (c) Public liability and property damage insurance, including personal injury liability, contractual liability, employers' liability, non-owned automobile liability and owners' and contractors' protective insurance coverage, coverage to include the activities and operations of Tenant and any other person on the Premises or performing work on behalf of Tenant. Such policies shall: (i) be written on a comprehensive basis with inclusive limits of not less than $5,000,000 for bodily injury to any one or more persons, or property damage, and such higher limits as the Landlord, acting reasonably, requires from time to time; and (ii) contain a severability of interests clause and a cross-liability clause.



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         12.02 Tenant's insurance policies shall:

              (a) where applicable, contain the mortgagee's standard mortgage clause and in any event a waiver of any subrogation rights which Tenant's insurers may have against Landlord and against those for whom the Landlord is in law responsible;

              (b) be taken out with insurers reasonably acceptable to Landlord and be in a form satisfactory from time to time to Landlord;

              (c) be non-contributing and apply only as primary and not as excess to, any other insurance available to the Landlord;

              (d) not be invalidated with respect to the interests of the Landlord and the holder of any encumbrance on the Project by reason of any breach or violation by Tenant of any warranties, representations, declarations or conditions contained in the policies;

              (e) contain an undertaking by the insurers to notify the Landlord, and the holder of any encumbrance on the Project designated by Landlord, in writing not less than thirty days prior to any material change, cancellation or termination.

         12.03 Tenant shall deliver to Landlord certificates of insurance or, if required by Landlord, certified copies of each such insurance policy: (a) as soon as practicable after the placing of the required insurance, and (b) periodically thereafter before expiration, renewal or replacement of the policies then in force. No review or approval of any such insurance certificate by Landlord shall derogate or diminish Landlord's rights or Tenant's obligations. Tenant shall not take possession of the Premises without having complied with the requirements for this section.

         12.04 If there is damage or destruction to the tenant improvements, Tenant shall use the proceeds of its insurance for the purpose of repairing or restoring the tenant improvements. In the event of the termination of this Lease under Article 11, Tenant shall assign and pay over to Landlord all of its insurance proceeds relating to the tenant improvements constructed by Landlord or by or on behalf of Tenant. The term "tenant improvements" does not include furniture, furnishings, office equipment or other movable personal property not affixed to or incorporated into the Premises.

         12.05 Tenant shall defend, indemnify and hold Landlord harmless, regardless of any negligence imputed to Landlord as owner of the real property involved in an injury, from and against any and all loss, claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising directly or indirectly from or out of this Lease, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises, or any act or omission of Tenant, its agents, servants, employees or invitees. Tenant shall not be required, however, to indemnify Landlord against a claim arising from Landlord's active negligence or willful misconduct.

                                   ARTICLE 13

                              LANDLORD'S INSURANCE

          13.01 The Landlord will at all times throughout the Term carry: (a) insurance on the Building (excluding the foundations and excavations) and the machinery, equipment and Building systems (but excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to
Article 12 or similar articles of their respective leases) against damage by fire and extended perils coverage in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar office building, having regard to size, age and location; (b) public liability and property damage insurance in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar office building, having regard to size, age and location; and (c) such other insurance as Landlord reasonably considers advisable. No insurable interest is conferred upon Tenant under any policies of insurance carried by Landlord, and Tenant shall not be entitled to share or receive proceeds of any insurance policy carried by Landlord.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

          14.01 Tenant shall not assign its interest under this Lease or sublet all or any part of the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall not at any time pledge, hypothecate, mortgage or otherwise encumber its interest under this Lease as security for the payment of a debt or the performance of a contract. Tenant shall not permit its interest under this Lease to be transferred by operation of law.

          14.02 Landlord shall be under no obligation to decide whether consent will be given or withheld unless Tenant has first provided to Landlord: (a) the name and legal composition of the proposed assignee or subtenant and the nature of its business; (b) the use to which the proposed assignee or subtenant intends to put the Premises; (c) the terms and conditions of the proposed assignment or sublease and of any related transaction between Tenant and the proposed assignee or subtenant; (d) information related to the experience, integrity and financial resources of the proposed assignee or subtenant; (e) such information as Landlord may request to supplement, explain or provide details of the matters submitted by Tenant pursuant to subparagraphs (a) through (d); and (f) reimbursement for all costs incurred by Landlord, including attorneys' fees, in connection with evaluating the request and preparing any related documentation.

         14.03 Tenant shall remain fully liable for performance of this Lease, notwithstanding any assignment or sublease, for the entire Lease Term.

         14.04 Landlord, at its option, may elect, no later than ten days after Tenant has provided all necessary information, to give notice of cancellation of this Lease with respect to the space affected by a proposed assignment or sublease. Tenant, by giving notice of withdrawal of its request for consent to a proposed assignment or sublease within ten days after Landlord's notice, may cause Landlord's notice to be automatically rescinded. If the notice of cancellation is not rescinded, it shall be effective thirty days after it was given. A cancellation relating to the entire Premises shall relieve Tenant of all obligation under this Lease except obligations accruing prior to the date possession is surrendered to Landlord and obligations related to the condition in which the Premises are to be surrendered. Upon a cancellation relating to a portion of the Premises, Tenant's rental obligations shall be reduced, as of the effective date of the cancellation, in the proportion that the area of the Premises has been reduced.

         14.05 Landlord also shall have the option, in the case of a proposed sublease, to sublease the affected space from Tenant on the same terms and conditions as are being offered by the proposed subtenant. This option shall be exercised, if at all, no later than ten days after Tenant has provided all of the information required by Section 14.01.

         14.06 If consent to an assignment or sublease is given, Tenant shall pay to Landlord, as additional rent, one half of all amounts received from the assignee or subtenant in excess of the amounts otherwise payable by Tenant to Landlord with respect to the space involved, measured on a per square foot basis.

         14.07 It shall not be unreasonable for Landlord to withhold consent if the proposed assignee or subtenant is a tenant in another building in the Phoenix Metropolitan Area owned by Landlord or by an affiliate of Landlord or of any of Landlord's constituent partners or principals or If the use by the proposed assignee or subtenant would contravene this Lease or any restrictive use covenant or exclusive rights granted by Landlord or if the proposed assignee or subtenant does not intend to occupy the Premises for its own use.

         14.08 No consent shall constitute consent to any further assignment or subletting.

         14.09 Upon a sale or other transfer of the Building by Landlord, Landlord's interest in this Lease shall automatically be transferred to the transferee, the transferee shall automatically assume all of Landlord's obligations under this Lease, and the transferor shall be released of all obligations under this Lease arising after the transfer. Tenant shall upon request attorn in writing to the transferee.

                                   ARTICLE 15

                          SUBORDINATION AND ATTORNMENT

         15.01 This Lease is and shall be subject and subordinate in all respects to all existing and future mortgages or deeds of trust now or hereafter encumbering the Project or any part hereof; provided, however, that with respect to any mortgage or deed of trust that is a second or more inferior lien, the subordination of this Lease shall be effective only it the mortgage or deed of trust, or a separate instrument signed by the holder of the mortgage or deed of trust, provides that Tenant's possession of the Premises shall not be disturbed upon any foreclosure of the mortgage or deed of trust so long as Tenant is not in default under this Lease. The holder of any mortgage or deed of trust may elect to be subordinate to this Lease.

         15.02 Upon a transfer in connection with foreclosure or trustee's sale proceedings or in connection with a default under an encumbrance, whether by deed to the holder of the encumbrance in lieu of foreclosure or otherwise, the transferee shall not be:

                  (a) subject to any offsets or defenses which Tenant might have against Landlord; or

                  (b) bound by any prepayment by Tenant of more than one month's installment of rent; or

                  (c) subject to any liability or obligation of Landlord except those arising after the transfer.

         15.03 The subordination provisions of this Article 15 shall be self-operating and no further instrument shall be necessary. Nevertheless Tenant, on request, shall execute and deliver any and all instruments further evidencing such subordination.

         15.04 Landlord may at any time and from time to time grant, receive, dedicate, relocate, modify, surrender or otherwise deal with easements, rights of way, restrictions, covenants, equitable servitudes or other matters affecting the Project without notice to or consent by Tenant.

                                   ARTICLE 16

                              ESTOPPEL CERTIFICATES

         16.01 Tenant shall at any time within ten days after written request from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (b) confirming the commencement and expiration dates of the term, (c) confirming the amount of the security deposit held by Landlord, (d) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (e) confirming such other matters as to which Landlord my reasonably request confirmation. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises or the Project. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance; (iii) that not more than one month's rent has been paid in advance, (iv) that the commencement and expiration dates and the amount of the security deposit are as stated by Landlord, and (v) that those matters as to which Landlord requested confirmation are true. If Landlord desires to finance or refinance the Building, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statement shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

                                   ARTICLE 17

                                  CONDEMNATION

         17.01 If during the Term all or any part of the Premises is permanently taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises.

         17.02 If during the term any part of the Project is taken or purchased by right of eminent domain or in lieu of condemnation, whether or not the Premises are directly affected, then if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, or the amount of parking available to the Project is materially and adversely affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty days written notice of such termination.

         17.03 Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements and Tenant shall not have or advance any claims against Landlord for the value of its property or its leasehold estate or the unexpired term of this Lease or for costs of removal or relocation or business interruption expense or any other damages arising out of the taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any award of compensation attributable to the taking or purchase of Tenant's chattels or trade fixtures or attributable to Tenant's relocation expenses provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord's award. If any such award made or compensation paid to Tenant specifically includes an award or amount for Landlord, Tenant shall promptly account therefor to Landlord.

                                   ARTICLE 18

                                      SIGNS

         18.01 Tenant shall not place or permit to be placed any sign, picture, advertisement, notice, lettering or decoration on any part of the outside of the Building or the Premises or anywhere in the interior of the Premises which is visible from the outside of the Building or the Premises. Identification signs to be placed on the outside of the doors leading into the Premises shall conform to Landlord's sign criteria and are subject to Landlord's prior written approval. Landlord shall bear the cost of the sign up to the cost of a building standard sign.

         18.02 Tenant will be entitled to have its name shown on the directory board of the Building. Landlord will design the style of such identification. Landlord shall bear the cost of the first directory entry and Tenant shall bear the cost of any other directory entries desired by Tenant and permitted under the uniform directory policy.

                                   ARTICLE 19

                          BREACH, DEFAULT, AND REMEDIES

         19.01 The following shall constitute events of default:

                  (a) Tenant's failure to pay rent or any other amount due under this Lease within five days after notice of nonpayment.

                  (b) Tenant's failure to execute, acknowledge and return an estoppel certificate under Article 16, within ten days after request.

                  (c) Tenant's failure to perform any other obligation under this Lease within fifteen days after notice of nonperformance; provided, however, that if the breach is of such a nature that it cannot be cured within fifteen days, Tenant shall be deemed to have cured if cure is commenced promptly and diligently pursued to completion; and provided further, that in the event of a breach involving an imminent threat to health or safety, Landlord may in its notice of breach reduce the period for cure to such shorter period as may be reasonable under the circumstances.

                  (d) Tenant vacates, abandons, or otherwise ceases to use the Premises on a substantial continuing basis except temporary absence excused by reason of fire, casualty, failure of Building services or other cause wholly beyond Tenant's control.

                           (e) Any goods, chattels or equipment of Tenant is
taken in execution or in attachment or if a writ of execution is issued against Tenant or Tenant or any guarantor becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver shall be appointed for the business, property, affairs or revenues of Tenant or any guarantor (provided, however, that in the case of involuntary proceedings, Tenant shall have 60 days to cause them to be dismissed), or Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises other than in the normal course of its business.

         19.02 Upon the occurrence of any event of default, Landlord, at any time thereafter without further notice or demand may exercise any one or more of the following remedies concurrently or in succession:

                           (a) Terminate Tenant's right to possession of the
Premises by legal process or otherwise, with or without terminating this Lease, and retake exclusive possession of the Premises.

                           (b) From time to time relet all or portions of the
Premises, using reasonable efforts to mitigate Landlord's damages, in connection with any reletting, Landlord may relet for a period extending beyond the term of this Lease and may make alterations or improvements to the Premises without releasing Tenant of any liability. Upon a reletting of all or substantially all of the Premises, Landlord shall be entitled to recover all of its then prospective damages for the balance of the Lease Term measured by the difference between amounts payable under this Lease and the anticipated net proceeds of reletting. In no event shall Tenant be entitled to receive any amount representing the excess of avails of reletting over amounts payable hereunder.

                           (c) From time to time recover accrued and unpaid rent
and damages arising from Tenant's breach of the Lease, regardless of whether the Lease has been terminated together with applicable late charges and interest at the rate of 18% per annum or the highest lawful rate, whichever is less.

                           (d) Enforce the statutory Landlord's lien on Tenant's
property.

                           (e) Recover all attorneys' fees incurred by Landlord
in connection with enforcing this Lease, recovering possession and collecting amounts owed.

                           (f) Perform the obligation on Tenant's behalf and
recover from Tenant, upon demand, the entire amount expended by Landlord plus 20% for special handling, supervision, and overhead.

                           (g) Pursue other remedies available at law or in
equity.

         19.03 Upon a termination of Tenant's right to possession, whether or not this Lease is terminated, subtenancies and other rights of persons claiming under or through Tenant: (a) shall be terminated, or (b) Tenant's Interest shall be assigned to Landlord. Landlord may separately elect termination or assignment with respect to each such subtenancy or other matter.

                                   ARTICLE 20

                                     NOTICES

         20.01 Any notice from one party to the other shall be in writing and shall be deemed duly served if delivered personally to a responsible employee of the party being served, or if mailed by registered or certified mail addressed to Tenant at the Premises or to Landlord at the place from time to time established for the payment of rent with a copy to:

                              Nationwide Life Insurance Company
                              Real Estate Investment Department
                              One Nationwide Plaza
                              Suite 33T
                              Columbus, Ohio 43218

                              Attn: Vice President, Real Estate Investments

Any notice to Tenant prior to Tenant's taking possession of the Premises, however, shall instead be sent to the address set forth in Section 1.07. Any notice shall be deemed to have been given when mailed, if mailed, and when delivered, if personally delivered.

                                   ARTICLE 21

                             SURRENDER AND HOLDOVER

         21.01 Upon the expiration or termination of this Lease or of Tenant's right to possession, Tenant shall surrender the Premises in a clean undamaged condition and shall, unless forbidden by Landlord, remove all of Tenant's equipment, fixtures and property and repair all damage caused by the removal. Tenant shall not remove permanent improvements which were provided by Landlord at the commencement of this Lease and shall not remove permanent improvements later installed by Tenant unless directed to do so by Landlord.

         21.02 If Tenant holds over without Landlord's consent, Tenant shall, at Landlord's election, be a tenant at will or a tenant from month-to-month. In either case rent shall be payable monthly in advance at a rate equal to twice the rate in effect immediately before the holdover began. A holdover month-to-month tenancy may be terminated by either party as of the first day of a calendar month upon at least ten days prior notice. A holdover tenancy at will is terminable at any time by either party without notice, regardless of whether rent has been paid in advance. Upon a termination under this Section 21.02, unearned rent shall be refunded following the surrender of possession provided Tenant is not otherwise in breach of this Lease.

                                   ARTICLE 22

                                   RELOCATION

         22.01 Landlord, upon at least sixty days prior notice to Tenant, may require Tenant to relocate to other premises of substantially equal size in the Building which shall, upon delivery, be substituted for the Premises under this Lease. The amount of the Base Rent and Tenant's share of Operating Costs shall be adjusted based upon the rentable area of the substitute Premises. Landlord, at Landlord's expense, shall cause the substitute Premises to be improved prior to delivery in a manner similar to the original Premises. Upon request Tenant shall cooperate in the preparation or approval of plans and specifications for the improvements. Landlord shall bear all reasonable out-of-costs incurred in connection with the relocation for changes in signs, changes in stationery, reinstallation of telephone equipment, moving of furniture and personal property, and similar matters.

                                   ARTICLE 23

                                     GENERAL

         23.01 If any term, covenant or condition of this Lease, or the application thereof is to any extent held or rendered invalid, it shall be and is hereby deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of the Lease or any part thereof.

         23.02 If Tenant pays the rent and observes and performs the terms, covenants and conditions contained in this Lease, Tenant will peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord, or any other person lawfully claiming by, through or under Landlord unless otherwise permitted by the terms of this Lease. Tenant acknowledges that the exercise by the Landlord of any of the rights conferred on Landlord under this Lease and the entry upon the Premises for or in connection with such purposes will not be deemed to be a constructive or actual eviction of the Tenant and will not be considered to be a breach of Landlord's covenant of quiet enjoyment.

         23.03 The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease is not deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or Condition contained in the Lease. The subsequent acceptance of rent by Landlord is not deemed to be a waiver of any preceding breach by

Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of rent. No term, covenant or condition of this Lease is deemed to have been waived by Landlord unless such waiver is in writing by Landlord.

         23.04 No payment by Tenant or receipt by the Landlord of a lesser amount than the monthly payment of rent herein stipulated is deemed to be other than on account of the earliest stipulated rent, nor is any endorsement or statement on any check or any letter accompanying any check or payment of rent deemed an acknowledgment of full payment or accord and satisfaction, and Landlord may accept and cash any check or payment without prejudice to Landlord's right to recover the balance of the rent due and pursue any other remedy provided in this Lease.

         23.05 If either party is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reasons of strikes, labor troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or other reason whether of a like nature or not which is beyond the control of the party affected, financial inability excepted, then the performance of that term, covenant or act is excused for the period of the delay and the party delayed will be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. Nothing in this Section, however, shall excuse Tenant from the prompt payment of any amount payable under this Lease.

         23.06 In the event of a material default by Landlord of a sufficiently serious nature that Tenant considers the utility of the Premises to Tenant to be significantly impaired, Tenant shall give written notice of the default to Landlord and shall simultaneously send a copy of the notice to the holder of any encumbrance, the name and address of whom has previously been furnished in writing to Tenant, if Landlord fails to cure the default within a reasonable time, Tenant shall send a second notice to that effect to the holder of the encumbrance, with a copy to Landlord, and the holder of the encumbrance then shall have a reasonable time, not less than thirty days, to cause the default to be remedied.

         23.07 The submission of this Lease for examination does not constitute a reservation of an option to lease the Premises, and this Lease becomes effective as a lease only upon its execution and delivery by Landlord and Tenant.

         23.08 All rights and liabilities under this Lease extend to and bind the successors and assigns of Landlord and permitted successors and assigns of Tenant. No rights, however, will inure to the benefit of any transferee of the Tenant unless the transfer has been consented to by the Landlord in writing as provided in Section 14.01. If there is more than one Tenant, they are all bound jointly and severally by the terms, covenants and conditions of this Lease.

         23.09 This Lease and the Exhibits hereto attached, together with the rules, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no other covenants, promises, agreements, conditions or understandings, either oral or written, between them. No alteration, amendment or addition to this Lease will be binding upon Landlord or Tenant unless in writing and signed by Tenant and Landlord.

         23.10 This Lease to be construed in accordance with and governed by the laws of the State of Arizona.

         23.11 Time is of the essence of this Lease and of every part hereof.

         23.12 Tenant shall not generate, store, handle, release, discharge, or otherwise deal with any Hazardous Substance (as hereafter defined) in the Premises or the Building.

                  Tenant shall protect, defend, indemnify and hold Landlord, its officers, directors, agents and employees, harmless from and against any and all obligations, liabilities, costs, damages, claims or expenses of any nature arising from, or in connection with, any violation of this Section by Tenant, its agents, employees or contractors.

                  Tenant further agrees, at its sole cost and expense, to promptly perform any and all necessary remedial action requested by either Landlord or any governmental agency in response to the presence, storage, use, disposal, transportation or discharge of any Hazardous Substance in the Premises or the Building caused, directly or indirectly, by Tenant, its agents, employees or contractors.

                  For purpose of this Section:

                  A. "Hazardous Substance" means any chemical, pollutant, contaminant, waste (including without limitation, toxic, hazardous, infectious, sanitary, solid, radioactive material, oil or petroleum product, asbestos containing material, or material containing polychlorinated biphenyls, as such terms, or any similar terms, are at any time used under any applicable federal, state, local and foreign laws, regulations, rules, ordinances, permits, administrative orders, judicial, decision or the like (collectively "Laws") relating to pollution or protection of the environment, natural resources or human health.

                  B. "Environmental Laws" means any and all Laws relating to
         (1) pollution or protection of the environment, natural resources or human health from any Hazardous Substance or (2) nuisance, 'trespass or toxic tort, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation or handling or any Hazardous Substance. Environmental Laws shall also include, but are not limited to, the Clean Air Act, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970 ("OSHA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund amendments and Reauthorization Act of 1986 ("SRA"), the Solid Waste Disposal Act as
amended by the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Hazardous and Solid Waste Amendments of 1984, the Medical Waste Tracking Act, the Hazardous Materials Transportation Act, and the Toxic Substances Control Act of 1976 ("TSCA").

         IN WITNESS WHEREOF, the parties have hereunto set their hands, or caused this Lease to be executed by their authorized agents.


TENANT:                                   LANDLORD:

IPNI Communications Corporation,          NATIONWIDE REALTY INVESTORS
a Delaware corporation                    LTD., an Ohio limited liability company
                                          which is qualified to do business in Arizona as
                                          Nationwide Realty Investors, L.L.C.

By:                                       By:
   ------------------------------            --------------------------------------------
       Peter J. Moriarty                         Brian J. Ellis
       Chairman & CEO                            President
                                                 Chief Operating Officer


Date:                                     Date:
   ------------------------------            --------------------------------------------

                                   EXHIBIT "B"
                                  [INSERT MAP]

                     ADDENDUM TO LEASE FOR PARKING PURPOSES

          This Addendum is made between NATIONWIDE REALTY INVESTORS, LTD., an Ohio limited liability company which is qualified to do business in Arizona as Nationwide Realty Investors, L.L.C. ("Landlord") and IPNI Communications Corporation, a Delaware corporation ("Tenant"), and modifies and supplements
that lease agreement (the "Lease") between Landlord and Tenant dated      ,1999.

         1. Tenant shall be entitled to lease up to six (6) covered reserved parking space and up to twenty-six (26) covered unreserved parking spaces. Tenant shall pay Landlord rental for the parking spaces in the amount of $35.00 per covered reserved space per month and $25.00 per covered unreserved space per month, without deduction, offset, notice or demand, in advance on the first day of each calendar month. However, beginning June 1, 2001 Tenant shall pay Landlord rental for the parking spaces in the amount of $40.00 per covered reserved space per month and $30.00 per covered unreserved space per month, without deduction, offset, notice or demand, in advance on the first day of each calendar month. The number and type of spaces leased shall be designated by Tenant on or before the first day of the lease term.

         2. Rental rates on all spaces leased shall be adjusted from time to time, after the expiration of the initial 60 months of the lease term, to the prevailing rates being charged by Landlord for parking facilities.

         3. Tenant shall take such measures as are reasonably necessary to prevent any of its officers, directors, employees or subtenants from using the surface parking facilities or underground visitor parking areas of the Gainey Ranch Corporate Center.

         4. In the event of any default by Tenant under the Lease or any termination or expiration of the Lease or of Tenant's right to possession thereunder, Tenant's rights under this Addendum shall immediately terminate without notice or demand. A failure to pay rent when due under this Addendum shall constitute a breach of and default under the Lease, subject to notice and cure as provided in the Lease.

         5. The use of parking area, including the parking spaces leased by Tenant, shall remain subject to Landlord's rules and regulations.

         6. Except as specifically modified by this Addendum, all of the provisions of the Lease (any other addenda and amendments thereto) remain in full force and effect.

TENANT:                                                       LANDLORD:
IPNI Communications Corporation,                              NATIONWIDE REALTY INVESTORS
a Delaware corporation                                        LTD., an Ohio limited liability company
                                                              which is qualified to do business in Arizona as
                                                              Nationwide Realty Investors, L.L.C.

By:                                                           By:
   ------------------------------                                --------------------------------------------
       Peter J. Moriarty                                            Brian J. Ellis
       Chairman & CEO                                               President
                                                                    Chief Operating Officer


Date:                                                         Date:
     ----------------------------                                  ------------------------------------------

                          GAINEY RANCH CORPORATE CENTER

                              RULES AND REGULATIONS

         1. All public areas of the Gainey Ranch Corporate Center (areas other than those under lease to tenants), shall be under the sole and absolute control of Landlord who shall have the exclusive right to regulate and control these areas.

         2. When electric wiring of any kind is introduced it must be connected as directed by the Landlord, and no boring or cutting for wires will be allowed except with the consent of the Landlord. No apparatus, other than normal office machines and equipment of any kind, shall be connected with the electric wiring without the written consent of the Landlord.

         3. The Tenant shall not do anything in the premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire, or which shall conflict with the regulations of the Fire Department or the fire laws, or with any rules or ordinances established by the Board of Health. Tenant shall not use any machinery which may cause any objectionable noise, Jar, or tremor to the floors or walls, or which by its weight might injure the floors of the building.

         4. The Tenant shall not conduct any auction on the leased premises and shall not store goods, wares or merchandise on the leased premises, except for Tenant's own personal use.

         5. All freight and furniture must be moved into, within, and out of the building under the supervision of the Landlord, and according to such regulations as may be posted in the office of the building.

         6. Employees of the Landlord shall not perform any work, nor do anything outside of their regular duties unless under special instruction from the office, and no employee shall admit any person (Tenant or otherwise) to any office without specific instructions from the office of the Center.

         7. All keys shall be obtained from the Landlord and all keys shall be returned to the Landlord upon the termination of this lease. The Tenant shall not change the locks, or install other locks, on the doors without written consent of Landlord.

         8. Tenant shall see that the windows and doors of the leased premises are closed and securely locked before leaving the building and that all lights are properly turned off.

         9. Tenant shall give prompt notice of any accident to, or defects in, the building, the plumbing, electric wiring, or air conditioning.

         10. All cleaning and Janitorial services for the building and the premises shall be provided exclusively through Landlord.


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
         11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

         12. Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes and other window coverings when the sun's rays fall on the windows of the premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

         13. Landlord reserves the right to exclude or expel from the building any person who, in the Judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner act in violation of any of the Rules and Regulations of the building.

         14. Landlord reserves the right to exclude from the building at all times, other than the reasonable hours of the generally recognized business day as determined by Landlord, all persons who do not present a pass or other identification acceptable to Landlord.

         15. Canvassing, soliciting and peddling in the building are prohibited and each Tenant shall cooperate to prevent same.

         16. There shall not be used in any space, or in the public halls of the building either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards.

         17. The toilets, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of fixtures shall be borne by the tenant who, or whose employees, agents or visitors shall have caused the same.

         18. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the leased premises, and no cooking shall be done or permitted by any Tenant on the premises except the preparation of coffee, tea, hot chocolate and similar items for the Tenant, its employees and business visitors. No Tenant shall cause or permit any unusual or objectionable odors to escape from the premises.

         19. No Tenant shall engage in advertising which, in Landlord's opinion, tends to impair the reputation or desirability of Gainey Ranch Corporate Center.

         20. Landlord reserves the right at any time to rescind any one or more of these Rules and Regulations, or to make such other and further reasonable rules and regulations as in the Landlord's Judgment may from time to time be necessary for the safety, care and cleanliness of the Center and for the preservation of order herein.

                                                            Landlord's Initials:

                                                             Tenant's Initials:


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
                            SECOND ADDENDUM TO LEASE

         THIS SECOND ADDENDUM TO LEASE, made and entered into this
of           , 1999 by and between NATIONWIDE REALTY INVESTORS, LTD., an Ohio limited liability company which is qualified to do business in Arizona as Nationwide Realty Investors, L.L.C., hereinafter referred to as "Landlord", and IPNI Communications Corporation, a Delaware corporation, hereinafter referred to as "Tenant".

                                  WITNESSETH:

          WHEREAS, Landlord leased certain premises in the Gainey Ranch Corporate Center Building, at 8777 N. Gainey Center Drive in the City of Scottsdale, County of Maricopa, State of Arizona, to Tenant, pursuant to that
certain Lease dated the      of         , 1999; said Lease and addendum thereto
hereinafter collectively referred to as the "Lease", the premises being more particularly described therein; and

         WHEREAS, Landlord and Tenant wish to modify and add to the Lease language; and

         WHEREAS, Landlord and Tenant therefore wish to amend said Lease;

         NOW THEREFORE, in consideration of these present and the agreement of each other, Landlord and Tenant agree that the said Lease shall be and the same is hereby amended as follows:

         1. Paragraphs 10.1 through 10.7 of said Lease are hereby deleted in their entirety.

         2. In Paragraph 20.01 of said Lease the name of the Landlord and the address are hereby deleted and the correct name and address are herein substituted as follows:

                         Nationwide Realty Investors, Ltd.
                         One Nationwide Plaza
                         Suite 34T
                         Columbus, Ohio 43215
                         Attn: President

         3. In the last sentence of Paragraph 18.01 and the second sentence of Paragraph 18.02, the word "Landlord" is hereby deleted, and the word "Tenant" is herein substituted.

         4. In paragraph 4.02, in line 2, the words "notice from Landlord" are inserted following the word "after" and the remainder of this sentence as it exists is herein deleted in full.

         5. In paragraph 5.02, in line 1, the words "from time to time" are herein deleted and the words "Once a year" are hereby substituted. Regarding the same paragraph at the top of page three, in line 1, the word "fifteen" is herein deleted and the word "thirty" is hereby substituted. The next


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
sentence beginning with "The determination..." is herein deleted in full. The following is added to the last sentence to paragraph 5.02:

                  "except, if Landlord fails to deliver all or a portion of the annual summaries of operating costs within one year of the lease termination date."

         6. In paragraph 5.04, the following is added to the last sentence:

                  "except that, if Landlord fails to deliver all or a portion of the annual summaries of operating Costs within one year of the lease termination date."

         7. In paragraph 5.05(1), the words "market fee for comparable office buildings" are inserted in line 1 following the first word "A".

         8. In paragraph 7.04, the words "manner of" are herein inserted in line 1 following the word "Tenant's".

         9. In paragraph 7.05, the words "while ceasing to pay rent." are inserted at the end of said paragraph.

         10. In paragraph 8.02, the following is added as the new last sentence:

                  "Should Landlord be unable to restore said service (except due to causes beyond Landlord's reasonable control other than a power outage), and providing Tenant cannot gain access to said premises as a result thereof for a period of three (3) consecutive days, rent will be abated beginning with the fourth day until service is restored."

         11. In paragraph 8.03, second to last line, the word "upon" is herein deleted and the words "within thirty (30) days of" are hereby substituted.

         12. In paragraph 8.05, the following is added as the new second sentence:

         "However, in each case wherein Landlord is allowing prospective tenants or buyers to inspect said premises, Landlord will provide twenty-four
         (24) hours notice to Tenant."

         13. (Intentionally Deleted)

         14. (Intentionally Deleted)

         15. (Intentionally Deleted)

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
         16. (Intentionally Deleted)

         17. (Intentionally Deleted)

         18. (Intentionally Deleted)

         19. Paragraph 10.08(a) is hereby deleted in full.

         20. In paragraph 10.09(b), beginning with the first word "Landlord's" in line 3 the paragraph is re-written as follows:

                  "Landlord's opinion to the structure or HVAC, plumbing, sprinkler systems and major electrical systems of the building, but which otherwise shall not be unreasonably withheld);"

         21. In paragraph 10.11, in the third to the last sentence, the word "five" is herein deleted and the word "fifteen" is hereby substituted.

         22. (Intentionally Deleted)

         23. In paragraph 11.03, in line 4, the words "in the reasonable opinion of Landlord and Tenant" are inserted following the word "untenantable".

         24. In paragraph 12.01(a), a period is inserted in line 3 after the word "responsible" and all remaining words are herein deleted from said subparagraph.

         25. In paragraph 12.01(c), in line 7, the number "5,000,000" is herein deleted and the number "3,000,000" is hereby substituted.

         26. In paragraph 12.02(b), a period is inserted after the word "Landlord" and all remaining words are herein deleted.

         27. In paragraph 12.03, in line 1 and in line 2, the phrase "...or, if required by Landlord, certified copies of each such insurance policy" are herein deleted in full.

         28. In paragraph 1.04, the words "caused by the willful misconduct or negligence on the part of the Tenant" are inserted following the word "improvements" in line 1.

         29. In paragraph 12.05, the following is added as the new second sentence:

         "Likewise, Landlord shall defend, indemnify and hold Tenant harmless, regardless of any negligence imputed to Tenant as Tenant of the real property involved in an injury, from and against any and all loss, claims, actions, damages, liability and expense and connection with the loss of life, personal injury, damage to property and any other loss or injury whatsoever arising directly or indirectly from or out of Landlord's breach of its obligations of this lease, or any occurrence in, upon or at the Project except for the premises, or any act or omission of Landlord, its agents, servants, employees or invitees. Landlord shall not be required, however to indemnify Tenant against a claim arising from Tenant's negligence or willful misconduct."

         30. In paragraph 13.01, in line 1, the words "full replacement" are inserted prior to the word "insurance". Next, in line 2, the words "tenant improvements," are inserted prior to the word "machinery".

         31. In paragraph 14.01, in line 3, the words "conditioned or delayed" are inserted at the end of the first sentence. The last sentence of paragraph
14.01 on page 10 is herein deleted in full.

         32. Paragraph 14.02, item (f) is herein revised as follows:

                  "reimbursement for all reasonable out-of-pocket costs incurred by Landlord, including reasonable attorneys' fees in connection with evaluating the request and preparing any related documentation."

         33. In paragraph 14.06, the following is added at the end of the paragraph:

                  ". . . but only after Tenant has applied said excess in such a manner as to offset Tenant's cost of said assignment or sublease for items such as commissions, tenant improvements, and architect fees, etc."

         34. In paragraph 14.07, in line 2, the words "another building" are herein deleted and the words "the 2400 Arizona Biltmore Circle Building" are hereby substituted.

         35. In paragraph 15.04, the following is added as the new second sentence:

                  "However, Landlord's activity described in paragraph 15.04 will not interfere with Tenant's reasonable access to the Building."

         36. In paragraph 16.01, in line 1, the word "ten" is herein deleted and the word "thirty" is hereby substituted. In line 2, the words "certifying that to the best of its knowledge" are inserted following the word "writing". Item
(e) beginning in line 10 is deleted in full. In the fifth to the last line, the words "financial statements" are herein deleted and the words "annual reports" are hereby substituted.

         37. In paragraph 19.01(b), in line 2, the word "ten" is herein deleted and the word "thirty is hereby substituted.

         38. in subparagraph 19.01(d), the words ",while ceasing to pay rent," are inserted following the word "Tenant" in the first line.

         39. In paragraph 19.02(e), the word "reasonable" is herein inserted in line I prior to the word "attorneys".

         40. In paragraph 20.01, in lines 2 and 3, the consecutive words "if delivered personally to a responsible employee of the party being served, or" are herein deleted in full. In line 4, the words "the premises" are herein deleted in full. The last sentence is deleted in full and replaced with the following:

                  "Any notice shall be deemed to have been given three (3) days after said notice was mailed." The following is added as the new last sentence:

                  "It is herein acknowledged that a notice from Landlord to Tenant must have a copy sent to Tenant at the exact address as stated in paragraph 1.07 of this Lease."

         41. In paragraph 21.01, in the second to the last line, there is a period inserted following the word "tenant" and all remaining words of said paragraph are herein deleted in full.

         42. In paragraph 21.02, the first sentence is herein deleted in full and replaced with the following:

                   "If Tenant holds over without Landlord's consent, Tenant shall be a Tenant from month-to-month." In line 3, the word "twice" is herein deleted and the words "one and one-quarter" are hereby substituted. Finally, the second to the last sentence in this paragraph is deleted in full.

         43. Paragraph 22.01 is herein deleted in full.

         44. In paragraph 23.02, the words "except if there is gross negligence or willful misconduct on the part of the Landlord, or if Tenant cannot access said premises for any reason not addressed elsewhere in said Lease" are added to the last sentence.

         45. In the Addendum To Lease For Parkin Purposes, in paragraph 4, the words "beyond any cure period" are inserted in line 1 following the word "default".

         46. Both parties agree that should a conflict arise between the basic lease form and this Second Addendum To Lease, said Second Addendum To Lease will prevail.

         47. The following is added as new Paragraph 24:

                  "Tenant has the option to terminate this Lease on the first day of the 37th month of the Term providing Tenant gives Landlord a minimum of six (6) month's written notice and providing Tenant pays Landlord, at the time of said notice, and early lease termination penalty equal to Thirty-four Thousand Four Hundred Ten Dollars & 24/100 ($34,410.24)."

         48. All other terms and conditions of said Lease will remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument by proper persons thereunto duly authorized so to do the day and year first hereinabove written.


TENANT:                                                       LANDLORD:

IPNI Communications Corporation,                              NATIONWIDE REALTY INVESTORS
a Delaware corporation                                        LTD., an Ohio limited liability company
                                                              which is qualified to do business in Arizona as
                                                              Nationwide Realty Investors, L.L.C.

By:                                                           By:
   -----------------------------                                 --------------------------------------------
       Peter J. Moriarty                                            Brian J. Ellis
       Chairman & CEO                                               President
                                                                    Chief Operating Officer


Date:                                                         Date:
     ---------------------------                                   ------------------------------------------




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